Exhibit 99.1
Chrysler Group LLC Reports August 2011 U.S. Sales Increased 31 Percent; Best
August Sales Since 2007
•	Retail sales surge 42 percent in August compared with same month a year ago

•	August marks the 17th-consecutive month of year-over-year sales gains

•	Chrysler, Jeep®, Dodge, and Ram Truck brands each post sales increases in August versus same month a year ago

•	2012 Fiat 500 posts best sales month since launch

•	Best monthly Jeep brand sales since December 2007

•	All five Jeep brand models post year-over-year sales gains in August

•	New 2011 Jeep Compass posts 130 percent year-over-year sales gain; sets fifth-consecutive monthly sales record this year

•	Jeep brand launches new 2012 Jeep Wrangler with all-new, more fuel efficient and more powerful Pentastar 3.6-liter V-6 engine, and new five-speed automatic transmission

•	New Chrysler 200 mid-size sedan sales up 142 percent in August compared with sales of its predecessor a year ago; best month since launch

•	Dodge Avenger, Dodge Journey, and Dodge Grand Caravan each post double-digit percentage sales increases in August

•	Dodge Durango named a “Top Safety Pick” for 2011 by the Insurance Institute for Highway Safety (IIHS)

•	2011 Jeep Grand Cherokee wins AutoPacific’s Ideal Vehicle Award for Premium Mid-Size SUVs; Dodge Challenger for Sporty Cars, and Chrysler Town & Country for Minivans

•	Chrysler brand is named Most Ideal Popular Brand in AutoPacific’s 2011 Ideal Vehicle Awards competition

•	Equipment Today magazine places Ram 1500 Tradesman on its 2011 Contractors’ Top 50 Products awards list
Auburn Hills, Mich. , Sept. 1, 2011 — Chrysler Group LLC today reported U.S. sales of 130,119, a 31 percent increase compared with sales in August 2010 (99,611 units), and the best August sales since 2007.
Chrysler Group’s 31 percent sales increase was well above the industry average in August. Models that contributed to the group’s 31 percent increase included the Chrysler 200, Fiat 500, Jeep® Wrangler, Jeep Grand Cherokee, Dodge Durango, Dodge Journey, and the Ram pickup truck.
“In spite of a volatile market, Chrysler managed to significantly outperform the industry again in August with retail sales up 42 percent,” said Reid Bigland, President and CEO -- Dodge Brand and Head of U.S. Sales. “Last month also represented our 17th-consecutive month of year-over-year sales growth, and on the back of our 16 all-new or significantly-refreshed products I see that trend easily continuing into the fall.”

The Chrysler, Jeep, Dodge, Ram Truck and FIAT brands all posted sales increases in August. Jeep brand sales were up 58 percent as all five Jeep models posted year over year sales gains. The Jeep brand’s increase was the largest percentage increase of all the brands. The new 2011 Jeep Compass did its part by posting its fifth-consecutive monthly sales record this year.
The FIAT brand recorded the largest monthly sales volume since the 2012 Fiat 500 went on sale in March.
Chrysler Group’s car sales increased 23 percent in August, while the group’s truck sales were up 33 percent compared with the same month a year ago.
Chrysler Group finished the month with a 59-day supply of inventory (294,347 units). U.S. industry sales figures for August are projected at an estimated 12.3 million SAAR.
August 2011 U.S. Sales Highlights by Brand
Jeep® Brand
The Jeep brand continues to roll in 2011 posting a 58 percent sales increase in August, the brand’s best sales volume month since December 2007 and its 16th-consecutive month of year-over-year sales gains. All five Jeep brand models posted a sales increase compared with the same month a year ago.
With 12,949 units sold, the Jeep Wrangler was the top-selling Jeep model in August, and was second only to the Ram pickup truck as the top-selling Chrysler Group model. The Wrangler — the most capable and recognized vehicle in the world — becomes even more capable both on- and off-road for 2012, courtesy of an all-new, more fuel efficient and more powerful 3.6-liter V-6 engine, and a new five-speed automatic transmission — both of which it shares with the award-winning Jeep Grand Cherokee.
The new Jeep Compass, with its unsurpassed compact SUV 4x4 fuel economy (28 Hwy mpg), posted a 130 percent sales increase, the largest year-over-year percentage sales gain of any Jeep model in August. For the year, Compass sales are up 124 percent. The Jeep Grand Cherokee continues to forge ahead with sales up 77 percent in August versus the same month in 2010. August marks its 12th-consecutive month of year-over-year sales gains.
Chrysler Brand
Chrysler brand sales were up 25 percent in August, an increase driven primarily by sales of the new Chrysler 200 mid-size sedan and the all-new Chrysler 300 full-size sedan. Sales of the Chrysler 200 increased 142 percent in August as the star of the award-winning “Born of Fire” Super Bowl commercial posts its best sales month since launch in January.

In August, the Chrysler brand was named Most Ideal Popular Brand in AutoPacific’s 2011 Ideal Vehicle Awards competition. AutoPacific’s Ideal Vehicle Awards are based on owners’ ratings of their new 2011 model year cars and trucks across 15 key vehicle attributes ranging from power and acceleration to interior roominess. Owners are asked if they would change any of those key attributes if they could; the cars or trucks that owners would change the least are the most ideal. The survey includes responses from more than 72,000 vehicle acquirers. The 2011 Chrysler Town & Country won the Ideal Vehicle Award for Minivans, the 2011 Jeep Grand Cherokee for Premium Mid-Size SUVs, and the Dodge Challenger for Sporty Cars.
Dodge Brand
The Dodge brand posted an 18 percent sales increase in August compared with the same month in 2010. Leading the sales surge with double-digit percentage increases were the 2011 Dodge Avenger mid-size sedan, Dodge Journey crossover, and Dodge Grand Caravan minivan.
The 2011 Dodge Durango was named a “Top Safety Pick” for 2011 by the Insurance Institute for Highway Safety (IIHS) in August. The IIHS recognizes vehicles that perform “good” in front, side, rollover and rear crash test evaluations performed at its Vehicle Research Center in Virginia. This award applies to Durango models built after May 2011. Additionally, to be considered, vehicles also must have available electronic stability control systems, which, research has shown, significantly reduce crash risks.
American performance returning to center stage is the overall message of new television advertising for the Durango. Numerous spots began airing in August which emphasize that “The SUV is Back.” Television and digital advertising demonstrate Durango’s best-in-class driving range, power and towing capacity, seating for seven and other vehicle refinements.
Ram Truck Brand
Ram Truck brand sales increased 7 percent in August. Both the Ram light- and heavy-duty pickup trucks posted sales gains during August compared with the same month in 2010.
Equipment Today magazine in August named the Ram 1500 Tradesman to its 2011 Contractors’ Top 50 Products awards list. According to Equipment Today, recipients of the award were selected based on the volume of reader inquiries and views over the past year for new products published in Equipment Today magazine and posted on the ForConstructionPros.com web site.

Chrysler Group, working in partnership with the U.S. Department of Energy (DOE), delivered 14 demonstration fleet Ram 1500 plug-in hybrid electric vehicle (PHEV) pickup trucks to the cities of San Francisco and Sacramento in August. The 28 PHEV Ram 1500 pickups are part of a national demonstration fleet of 140 vehicles that will be used during the next three years to evaluate customer usage, drive cycles, charging, thermal management, fuel economy, emissions and impact on the region’s electric grid.
The 2011 Ram 1500 and the Jeep Grand Cherokee were named to Kelley Blue Book’s “Top 10 Tailgating Cars for 2011.”
August 2011 U.S. Sales Highlights
•	Jeep brand sales (40,613 units) increased 58 percent compared with the same month last year (25,706 units)

•	Jeep Wrangler sales (12,949 units) increased 69 percent versus August 2010 (7,666 units)

•	Jeep Grand Cherokee sales (11,320 units) improved 77 percent compared with August last year (6,393 units)

•	Sales of the new 2011 Jeep Compass (4,400 units) were up 130 percent versus August 2010 (1,909 units)

•	Jeep Liberty sales (6,853 units) increased 31 percent compared with August last year (5,247 units)

•	Jeep Patriot (5,090 units) posted a 23 percent year-over-year sales increase

•	Dodge brand sales (41,817 units) were up 18 percent in August versus the same month a year ago (35,364 units)

•	Dodge Avenger sales (6,319 units) increased 38 percent in August compared with the same month a year ago (4,582 units)

•	Dodge Journey sales (5,019 units) were up 34 percent versus August 2010 (3,756 units)

•	Dodge Grand Caravan sales (12,172 units) increased 32 percent compared with August 2010 (9,219 units)

•	Chrysler brand sales (22,497 units) posted a 25 increase in August versus the same month a year ago (17,937 units)

•	Sales of the new 2011 Chrysler 200 (10,861 units) were up 142 percent compared with sales of the model’s previous generation (4,498 units) in August a year ago

•	Ram Truck brand sales (22,086 units) increased 7 percent versus the same month a year ago (20,604 units)

•	Ram pickup truck sales were up 12 percent in August compared with August 2010 (18,995 units)

•	Fiat 500 sales (3,106 units) increased 2 percent versus sales during the previous month of July 2011

•	Chrysler Group truck sales (96,427 units) improved 33 percent compared with August 2010 (72,270 units)

•	Chrysler Group car sales (33,692 units) were up 23 percent versus August 2010 (27,341 units)

Chrysler Group LLC U.S. Sales Summary Thru August 2011

	Month Sales		Vol %	Sales CYTD		Vol %
Model	Curr Yr	Pr Yr	Change	Curr Yr	Pr Yr	Change

500	3,106	0	0%	11,088	0	0%
FIAT BRAND	3,106	0	0%	11,088	0	0%

200	10,861	0	0%	49,841	0	0%
Sebring	0	4,498	-100%	2,380	28,955	-92%
300	2,835	2,991	-5%	18,931	26,150	-28%
PT Cruiser	0	976	-100%	1,328	7,128	-81%
Aspen	0	0	0%	0	30	-100%
Town & Country	8,801	9,472	-7%	61,512	78,492	-22%
CHRYSLER BRAND	22,497	17,937	25%	133,992	140,755	-5%

Compass	4,400	1,909	130%	29,591	13,219	124%
Patriot	5,090	4,143	23%	38,841	24,827	56%
Wrangler	12,949	7,666	69%	80,540	63,858	26%
Liberty	6,853	5,247	31%	43,962	32,324	36%
Grand Cherokee	11,320	6,393	77%	75,189	37,262	102%
Commander	1	348	-100%	105	7,453	-99%
JEEP BRAND	40,613	25,706	58%	268,228	178,943	50%

Caliber	3,228	5,347	-40%	28,038	31,832	-12%
Avenger	6,319	4,582	38%	40,418	36,680	10%
Charger	4,174	6,586	-37%	47,359	58,394	-19%
Challenger	3,159	3,283	-4%	26,829	24,644	9%
Viper	10	54	-81%	138	264	-48%
Journey	5,019	3,756	34%	36,304	34,157	6%
Caravan	12,172	9,219	32%	75,627	66,897	13%
Nitro	2,514	2,505	0%	16,498	13,801	20%
Durango	5,222	32	16219%	34,157	78	43691%
DODGE BRAND	41,817	35,364	18%	305,368	266,747	14%

Dakota	843	1,583	-47%	9,949	9,450	5%
Ram P/U	21,243	18,995	12%	153,452	124,002	24%
Sprinter	0	26	-100%	0	246	-100%
RAM BRAND	22,086	20,604	7%	163,401	133,698	22%

TOTAL DODGE	63,903	55,968	14%	468,769	400,445	17%

TOTAL CHRYSLER GROUP LLC	130,119	99,611	31%	882,077	720,143	22%

TOTAL CAR	33,692	27,341	23%	225,022	206,919	9%
TOTAL TRUCK	96,427	72,270	33%	657,055	513,224	28%

Selling Days	26	25		204	203